Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent puplic accountants, we hereby consent to the use of our reports dated April 13, 2001, included in this Annual Report on Form 10-K, into TELSCAPE INTERNATIONAL, INC.'S previously filed Registration Statements (File Nos. 333-66417, 333-91271, 333-77443 and 333-39426).


/s/  ARTHUR ANDERSEN LLP


Atlanta, Georgia
April 13, 2001


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